UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, Tamar Howson resigned as a member of the Compensation Committee of the Board of Directors (the “Board”) of Immunic, Inc., a Delaware corporation (the “Company”), and as a member of the Board, as Ms. Howson transitions into retirement. Ms. Howson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board and the Company are deeply grateful for Ms. Howson’s service, dedication, and contributions to the Company.

In connection with Ms. Howson’s resignation, on July 5, 2026, following the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Erik Lundgren, the Company’s Chief Executive Officer, to serve as a Class II director of the Board until the 2028 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

There are no arrangements or understandings between Mr. Lundgren and any other person pursuant to which Mr. Lundgren was appointed as a director. Mr. Lundgren has not been appointed to serve on any committee of the Board. Mr. Lundgren will not receive any additional compensation for his service as a director. Mr. Lundgren is party to an employment agreement with the Company, which was previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2026. Other than such employment agreement and compensation arrangements in connection with his service as the Company’s Chief Executive Officer, there are no transactions involving Mr. Lundgren that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 6, 2026	Immunic, Inc.

	By:	/s/ Erik Lundgren
Erik Lundgren
Chief Executive Officer